FORM NO. 2

BERMUDA
THE COMPANIES ACT 1981
MEMORANDUM OF ASSOCIATION OF
COMPANY LIMITED BY SHARES
(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION
OF

[Name of Amalgamated Company Ltd./Limited]
(hereinafter referred to as "the Company")

1.	The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.	We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN	NATIONALITY	NUMBER OF
		STATUS		SHARES
		(Yes/No)		SUBSCRIBED

Warren Cabral	Cedar House,
	41 Cedar Avenue,
	Hamilton HM 12,
	Bermuda	Yes	British	1

Ruby L. Rawlins	Cedar House
	41 Cedar Avenue,
	Hamilton HM 12,
	Bermuda	Yes	British	1

Marcia De Couto	Cedar House
	41 Cedar Avenue,
	Hamilton HM 12,
	Bermuda	Yes	British	1

J. Patricia K. Woolridge	Cedar House	Yes	British	1
	41 Cedar Avenue,
	Hamilton HM 12,
	Bermuda

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.	The Company is to be an exempted company as defined by the Companies Act 1981 (the “Act”).

4.	The Company, with the consent of the Minister responsible for the Act, has power to hold land situate in Bermuda not exceeding ___ in all, including the following parcels:-

N/A

5.	The authorised share capital of the Company is US$[•] divided into common shares of US$0.0125 each, preferred shares of US$0.0125 each and preferred shares of US$1.00 each.

6.	The objects for which the Company is formed and incorporated are unrestricted.

7.	The following are provisions regarding the powers of the Company –

Subject to paragraph 4, the Company may do all such things as are incidental or conducive to the attainment of its objects and shall have the capacity, rights, powers  and privileges of a natural person, and –

(i)	pursuant to Section 42 of the Act, the Company shall have the power to issue preference shares which are, at the option of the holder, liable to be redeemed;

(ii)	pursuant to Section 42A of the Act, the Company shall have the power to purchase its own shares for cancellation; and

(iii)	pursuant to Section 42B of the Act, the Company shall have the power to acquire its own shares to be held as treasury shares.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof

/s/ Warren Cabral	/s/ Stacy Robinson

/s/ Ruby L. Rawlins	/s/ Stacy Robinson

/s/ Marcia De Couto	/s/ Stacy Robinson

/s/ J. Patricia K. Woolridge	/s/ Stacy Robinson

(Subscribers)	(Witnesses)

SUBSCRIBED this 17th day of November 1993